UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2016

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:        (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)                                 Boston Scientific Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2016 at its Corporate Headquarters located in Marlborough, Massachusetts.

(b)                                 The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)                     All ten director nominees were elected to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2017 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Nelda J. Connors	1,151,946,152	8,629,502	43,636,373
Charles J. Dockendorff	1,156,620,905	3,954,749	43,636,373
Donna A. James	1,153,330,194	7,245,460	43,636,373
Kristina M. Johnson	1,154,560,126	6,015,528	43,636,373
Edward J. Ludwig	1,155,911,759	4,663,895	43,636,373
Stephen P. MacMillan	1,154,860,449	5,715,205	43,636,373
Michael F. Mahoney	1,132,614,022	27,961,632	43,636,373
David J. Roux	1,156,601,350	3,974,304	43,636,373
John E. Sununu	1,151,623,301	8,952,353	43,636,373
Ellen M. Zane	1,155,192,940	5,382,714	43,636,373

(2)                     The advisory vote on the compensation for the Company’s “Named Executive Officers” as disclosed in the Company’s proxy statement for the Annual Meeting was approved.

For	Against	Abstain	Broker Non-Votes
1,136,606,297	22,065,702	1,903,655	43,636,373

(3)                     The material terms of the performance goals under the Company’s 2011 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code were re-approved.

For	Against	Abstain	Broker Non-Votes
1,102,280,765	19,967,822	38,327,067	43,636,373

(4)                     The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
1,193,251,708	10,238,194	722,125	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 5, 2016	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel